Exhibit 99.1

Minden Bancorp, Inc.
415 Main Street P.O. Box 797
Minden, Louisiana 71058-0797

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318-377-0523 Telephone
318-377-0038 Fax
www.mblminden.com

PRESS RELEASE

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For Release: Immediately	For Further Information: A. David Evans, President/CEO 318-377-0523 E-mail: mbldavid@shreve.net Or Becky T. Harrell, Treasurer/CFO 318-377-0523 E-mail: mblbecky@shreve.net
MINDEN BANCORP, INC. ANNOUNCES
NEW STOCK REPURCHASE PROGRAM

        Minden, LA. – September 16 , 2004 - Minden Bancorp, Inc. (NASDAQ OTC BB: MDNB) announced today that its Board of Directors has approved the commencement of its second stock repurchase program of up to an additional 31,000 shares of the Company’s outstanding common stock. The Company’s second repurchase program will commence upon completion of its first repurchase program under which approximately 2,500 shares remain to be purchased. Repurchases will be made by the Company from time to time in open-market transactions or otherwise as, in the opinion of management, market conditions warrant. The repurchased shares will be held as treasury stock and will be available for general corporate purposes.

        The Company is a holding company which owns all of the capital stock of Minden Building and Loan Association, a Louisiana-chartered building and loan association which conducts business out of its main office located in Minden, Louisiana. At June 30, 2004, the Company had total assets of $108.3 million, total liabilities of $90.2 million and stockholders’ equity of $18.1 million.